UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2009

ClearOne Communications, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Utah
(State or Other Jurisdiction of Incorporation)

001-33660	87-0398877
(Commission File Number)	(I.R.S. employer identification number)

5225 Wiley Post Way, Suite 500 Salt Lake City, Utah	84116
(Address of principal executive offices)	(Zip Code)

(801) 975-7200
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 40.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On November 30, 2009, the Board of Directors ("the Board") of ClearOne Communications, Inc. (the “Company”) adopted an amendment to Bylaws of the Company. The amendment is effective as of November 30, 2009 and amends section 4(a) of Article II. Section 4(a) of Article II currently specifies the content and mailing requirements of notices for shareholder meetings. Section 4(a) of Article II before amendment required notices to shareholder meetings be mailed no fewer than 10 nor more than 40 days before the date of the meeting. The amendment on November 30, 2009 allows notices to shareholder meetings be mailed no fewer than 10 nor more than 60 days before the date of the meeting. Section 4 (a) of Article II of the By-laws, as amended, reads as set forth below:

2.4 Notice of Meeting
(a) Content and Mailings Requirements. Written notice stating the date, time and place of each annual or special shareholder meeting shall be delivered no fewer than 10 nor more than ~~40~~ 60 days before the date of the meeting, either personally or by mail, by or at the direction of the president, the board of directors, or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to any other shareholder entitled by the Act or the articles of incorporation to receive notice of the meeting. Notice of special shareholder meetings shall include a description of the purpose or purposes for which the meeting is called.

(b)
On November 30, 2009, the Board of the Company determined to change the Company’s fiscal year end from June 30 to December 31, beginning on January 1, 2010. The next fiscal year for the Company would begin on January 1, 2010 and end on December 31, 2010. Information on the six-month transition period beginning on July 1, 2009 and ending on December 31, 2009 will be included in the Company’s Annual Report on Form 10-K for the six months ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARONE COMMUNICATIONS, INC.

Date: December 4, 2009	By:	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu
Chairman, President and Chief Executive Officer

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